<br />
POWER OF ATTORNEY<br />
 <br />
The undersigned does hereby make, constitute and appoint<br /> each of Jamison Yardley and Jennifer Lee (and any other<br /> employee, of The Goldman Sachs Group, Inc. (the "Company")<br /> or one of its affiliates, performing the function in<br /> connection with which this Power of Attorney has been<br /> granted designated in writing by one of the attorneys-in-fact),<br /> as his true and lawful attorney-in-fact, acting for him<br /> in his respective name, place and stead, whether acting<br /> individually or as a representative of others, to approve,<br /> execute and deliver any documentation required to be<br /> made by him under the Securities Exchange Act of 1934<br />
(as amended, the "Act"), with respect to securities<br /> which may be deemed to be beneficially owned by him<br /> under the Act, such documents to be in such form as<br /> such attorney-in-fact may approve on the undersigned's<br /> behalf, such approval to be conclusively evidenced by<br /> the due execution thereof, and granting unto such<br /> attorney-in-fact full power, including substitution and<br /> resubstitution, and authority to act in the premises as<br /> fully and to all intents and purposes as the undersigned<br /> might or could do in person, and hereby ratifies, approves<br /> and confirms all that such attorney-in-fact shall lawfully do<br /> or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect<br />
until the earlier of (i) May 23, 2022 and (ii) such time that<br /> it is revoked in writing by the undersigned; provided that in<br /> the event the attorney-in-fact ceases to be an employee of<br /> the Company or its affiliates or ceases to perform the<br /> function in connection with which he/she was appointed<br /> attorney-in-fact prior to such time, this Power of Attorney<br /> shall cease to have effect in relation to such<br /> attorney-in-fact upon such cessation but shall continue<br /> in full force and effect in relation to any remaining<br /> attorneys-in-fact. The undersigned has the unrestricted<br /> right unilaterally to revoke this Power of Attorney.

This Power of Attorney shall be governed by, and construed<br />
in accordance with, the laws of the State of New York,<br /> without regard to rules of conflicts of law.<br />
 <br />
IN WITNESS WHEREOF, the undersigned has duly subscribed<br /> these presents as of May 23, 2019.<br />


<br />
By: /s/ Thomas Connolly<br />
Name: Thomas Connolly<br />